Effective November 17, 1999

                                                       Exhibit 3(i)(d)1

                  RESTATED ARTICLES OF INCORPORATION
                                  of
                       ENTERGY GULF STATES, INC.


                              ARTICLE I.

   The name of the Corporation is "ENTERGY GULF STATES, INC.".

                              ARTICLE II.

   The purposes for which the Corporation is formed are the generation, manufacture, transportation, distribution, supply and sale of electric current, light and power to the public; the production, manufacture and purchase of gas and the transportation, distribution, sale and supply of gas to the public; the purchase, generation, manufacture, transportation, distribution and sale of steam; the doing of all such things as may be necessary or convenient in carrying out any and all of the foregoing purposes.

   The foregoing shall be construed as objects, purposes and powers, and it is hereby expressly provided that neither the foregoing specific enumeration nor anything in these Articles of Incorporation contained shall be deemed to limit or exclude any power, right or privilege not permitted by the laws of the State of Texas, for the purposes for which the Corporation is organized.

                             ARTICLE III.

   The places where the business of the Corporation is to be transacted are in Jefferson County, Texas, and elsewhere within or without the State of Texas and its principal office is to be located in the City of Beaumont, Jefferson County, State of Texas.

   The post office address of the registered office of the Corporation is 350 Pine Street, Beaumont, Texas, 77701 and the name of its registered agent at such address is Jerry Wright.

                              ARTICLE IV.

   The period of duration of the Corporation is perpetual.

                              ARTICLE V.

   The number of Directors of the Corporation shall not be less than three (3) and not more than the number fixed from time to time by the Bylaws of the Corporation. The names and addresses of the persons who initially served as Directors from the date of filing of the original Articles of Incorporation on August 25, 1925 until their successors were elected and qualified were: J. G. Holtzclaw and Y. D. Carroll of Beaumont, Jefferson County, Texas, and Palmer Hutcheson of Houston, Harris County, Texas.

                              ARTICLE VI.

   A. The total number of authorized shares of the capital stock of the Corporation shall be as follows:

            Class                       Par Value         Authorized
                                                            Shares
Preferred Stock -- $100 par value     $100                 6,000,000
Preferred Stock - without par value   Without par value   10,000,000
Preference Stock                      Without par value   20,000,000
Common Stock                          Without par value  200,000,000

     References in these Articles of Incorporation to "Preferred Stock" shall refer to both classes of Preferred Stock except where otherwise indicated.

   B. The Corporation has received for shares issued consideration in excess of $1,000 consisting of money paid, labor done, or property actually received.

   C. Subject to limitations in the Articles of Incorporation, any shares of stock of the Corporation now and hereafter authorized may be issued and disposed of by the Board of Directors of the Corporation at any time or from time to time for such consideration in the form of money paid, labor done, or property actually received as may be fixed at any time or from time to time by the Board of Directors, provided, that as to any of such shares with par value the consideration so to be received shall not be less than the par value thereof; and authority so to fix such consideration is hereby granted by the stockholders to the Board of Directors; and any and all shares so issued and disposed of shall be fully paid and nonassessable.

   D. The aggregate number of shares which the Corporation shall have authority to issue may be increased or decreased at any time or times in any manner then prescribed or permitted by existing laws of Texas, subject, however, to the provisions of these Articles of Incorporation.

   E. The descriptions of the different classes of capital stock of the Corporation and the preferences, designations, relative rights, privileges and powers of, and the restrictions, limitations or qualifications on, said classes of stock are as follows:

                           PREFERRED STOCK.

   1. Series and Limits of Variations Between Series of the Preferred Stock. Subject to the provisions of this Article VI setting forth the provisions of the established series of Preferred Stock--$100 Par Value (which said provisions, however, shall not continue effective as to any shares which are redeemed or repurchased and restored to the status of authorized but unissued shares of such class), each class of Preferred Stock may be issued in one series or divided into and issued in more than one series from time to time as herein provided. Series shall be established by the Board of Directors. The authorized number of shares of any such series, the designation of such series, the relative rights and preferences thereof and the terms and characteristics thereof (in those respects in which the shares of one series may vary from the shares of other series as herein provided) shall be fixed and determined at any time prior to the issuance thereof by resolution or resolutions of the Board of Directors of the Corporation. All shares of each series shall be alike in every particular. Preferred Stock of all series within each class shall be of equal rank and shall be identical in all respects, except in the following particulars:

        (a)   The  designation  of  such  series,  which  may  be   by
     distinguishing number, letter or title;

        (b) The rate at which dividends are to accrue on the shares of such series, hereinafter referred to as the "fixed dividend rate";

        (c) The terms and conditions on which the shares of such series may be redeemed and the amount payable in respect of the shares of such series in case of the redemption thereof at the option of the Corporation, the amount so fixed being hereinafter referred to as the "fixed redemption price", and the amount payable in respect of the shares of such series in case of the redemption thereof for any sinking fund for such series, which amounts in respect of any series may, but need not, vary according to the time or circumstances of such action;

        (d) The amount payable in respect of the shares of such series in case of liquidation, dissolution, or winding up of the Corporation, or reduction or decrease of its capital stock resulting in any distribution of its assets to its Common Stockholders, the amount so fixed being hereinafter referred to as the "fixed liquidation price", and the amount payable, if any, in addition to the fixed liquidation price for each series in case such liquidation, dissolution, winding up, reduction or decrease be voluntary, the amount so fixed being hereinafter referred to as the "fixed liquidation premium", which amounts in respect of any series may, but need not, vary according to the time or circumstances of such action;

        (e) Any requirement as to any sinking fund or purchase fund for, or the redemption, purchase or other retirement by the Corporation of, the shares of such series;

         (f) The right, if any, to convert the shares of such series into shares of any other series of such class of Preferred Stock or into shares of any other class of stock of the Corporation and the rate or basis, time, manner, terms and conditions of conversion or the method by which the same shall be determined; and

        (g) With respect to series of Preferred Stock--without par value, and only such class, the voting rights of the shares of such series; provided that the vote per share fixed for the shares of any series of such class on such issues as to which it is given voting rights by these Articles of Incorporation or by law may not exceed one one-hundredth of a vote per dollar of consideration per share fixed by the Board of Directors for such shares upon original issuance of such series which shall constitute the stated capital value of such share. Each share of Preferred Stock--$100 Par Value shall have one vote per share on such issues as to which it is given voting rights by these Articles of Incorporation or by law.

    2. Dividends on the Preferred Stock. Out of the assets of the Corporation available for dividends, the holders of each series of Preferred Stock at the time outstanding shall be entitled to receive, if and when declared payable by the Board of Directors, dividends in lawful money of the United States of America at, but not exceeding, the fixed dividend rate for the particular series, payable quarterly on March 15, June 15, September 15 and December 15 in each year, before any dividends (other than a dividend payable in Common Stock of the Corporation) shall be paid upon or set apart for the Common Stock; and such dividends on each series of Preferred Stock shall be cumulative, so that, if in any past dividend period or periods full dividends upon each series of outstanding Preferred Stock at the fixed dividend rate or rates therefor shall not have been paid, the deficiency (without interest) shall be paid or declared and set apart for payment before any dividends shall be paid upon or set apart for the Common Stock. Dividends on all shares of Preferred Stock of each series of both classes, other than the shares of the $4.40 Dividend Preferred Stock-- $100 Par Value (issued in 1944) and $4.50 Dividend Preferred Stock--
$100 Par Value (issued in 1947), shall commence to accrue and be cumulative from the dividend date for such series next preceding the date of issue of the initial shares of such series, or from said date of issue, if that be a dividend date; but in the event of the issue of additional shares of Preferred Stock of any series, subsequent to the date of the initial issue of shares of such series, all dividends paid on Preferred Stock of such series prior to the issue of such additional shares, and all dividends declared payable to the holders of record of Preferred Stock of such series at a date prior to such issue, shall be deemed to have been paid in respect of the additional shares so issued, and in the event any shares of Preferred Stock of any series are issued on any date other than a dividend date, any dividends accrued and cumulated from the dividend date next preceding the date of issue to the date of issue shall be deemed for all purposes to have been paid in respect of all such shares so issued and the dividend payable thereon on the next dividend date shall be reduced by the amount so deemed to have been paid. Any dividends declared or paid on Preferred Stock in an amount less than full cumulative dividends accrued or in arrears upon all Preferred Stock outstanding shall, if more than one series be outstanding, be divided among the different series in both classes then outstanding in proportion to the aggregate amounts which would be distributable to Preferred Stock of each series if full cumulative dividends were declared and paid thereon.

    3. Preference of Preferred Stock on Liquidation, etc. In the event of any liquidation, dissolution, or winding up of the Corporation, or reduction or decrease of its capital stock resulting in a distribution of assets to its Common Stockholders other than by way of dividends out of the net profits or out of the surplus of the Corporation, the holders of Preferred Stock of each series in both classes then outstanding shall be entitled to receive, for each share thereof, the fixed liquidation price for such series, plus, in case such liquidation, dissolution, winding up, reduction or decrease shall have been voluntary, the fixed liquidation premium for such series, if any, together in all cases with all dividends accrued or in arrears thereon, before any distribution of the assets shall be made to the holders of the Common Stock; but the holders of Preferred Stock shall be entitled to no further participation in such distribution. If upon any such liquidation, dissolution, winding up, reduction or decrease, the assets distributable among the holders of Preferred Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed among the holders of each series in both classes of Preferred Stock then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled. As used in this Article the expression "dividends accrued or in arrears" means, in respect of each share of Preferred Stock of any series, that amount which shall be equal to simple interest upon the par or stated value at an annual rate equal to the percentage that the fixed dividend rate for such series is of the par or stated value, from the date from which cumulative dividends thereon commence to accrue to the date as of which the computation is to be made, less the aggregate amount (without interest thereon) of all dividends theretofore paid (or deemed to have been paid) or declared and set aside for payment in respect thereof. A consolidation or merger of the Corporation, a sale or transfer of substantially  all of its assets as an entirety, or the  repurchase  or redemption of Preferred Stock in accordance with the provisions of Paragraph 4 below, or the purchase of Common Stock in accordance with the provisions of Paragraph 14 below, whether or not the Preferred or Common Stock so redeemed or repurchased shall be retired, shall not be regarded as a "liquidation, dissolution, or winding up of the Corporation, or reduction or decrease of its capital stock resulting in a distribution of assets to its Common Stockholders other than by way of dividends out of the net profits or out of the surplus of the Corporation" within the meaning of this Paragraph 3.

    4. Redemption and Repurchase of Preferred Stock. The Corporation may, at its option expressed by vote of its Board of Directors, at any time or from time to time, redeem the whole or any part of either or both classes of Preferred Stock or of any series thereof at the fixed redemption price for such series, together with the amount of any dividends accrued or in arrears thereon to the date of such redemption. Notice of any proposed redemption of any series of Preferred Stock shall be given by publication at least once in a newspaper printed in the English language and customarily published on each business day and of general circulation in each of the City of Beaumont, State of Texas, and the Borough of Manhattan, City and State of New York, the publication in each such newspaper to be at least 30 days, and not more than 60 days, prior to the date fixed for such redemption. As a matter of courtesy, but not a matter of right, the Corporation may mail a copy of such notice to the holders of record of each series of Preferred Stock to be redeemed, at their respective addresses then appearing on the books of the Corporation, to the extent that they may lawfully do so; but neither failure to mail such copy nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of each series of Preferred Stock so to be redeemed. Any such redemption of any series of Preferred Stock shall be in such amount, at such places and by such method, whether by lot or pro rata, as shall from time to time be determined by vote of its Board of Directors. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing funds sufficient for such redemption at or before the time and at the place specified for the payment thereof pursuant to said notice, all dividends on the shares called for redemption shall cease to accrue; and from and after the date so fixed, unless default be made as aforesaid, or from and after the date of the earlier deposit by the Corporation in trust, with a bank or trust company having an aggregate capital and surplus of at least $5,000,000 and doing business in the Borough of Manhattan, City and State of New York, or in the City of Boston, Commonwealth of Massachusetts, of funds sufficient for such redemption (a statement of the intention so to deposit having been included in said notice) all rights of the holders of the shares so called for redemption as stockholders of the Corporation, except only the right to receive, without interest, when due the redemption funds to which they are entitled, shall cease and determine. Any funds so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of six (6) years after the redemption date, together with any interest thereon that shall have been allowed by the bank or trust company with which the deposit shall have been made, shall be paid by it to the Corporation to be held by the Corporation for such holders. The Corporation may also from time to time repurchase shares of its Preferred Stock at not exceeding the price at which the same may be redeemed. Shares of Preferred Stock of either class redeemed or repurchased by the Corporation shall be restored to the status of authorized but unissued shares of such class of Preferred Stock without designation thereof and may from time to time be reissued as provided in Paragraph 1 of this Article VI.

    5. Restrictions on Certain Corporation Action. So long as any shares of any series of such class of Preferred Stock shall remain outstanding, the Corporation shall not, without the affirmative vote of the holders of two-thirds of the total number of shares of such class of Preferred Stock then outstanding, at a meeting of such class of Preferred Stockholders called for the purposes of approving such action (but upon such vote, and any requisite vote at a meeting of the holders of all classes of stock then outstanding having the privilege to vote to authorize the Board of Directors to take such action, may):

         (a) Authorize or issue any stock ranking prior to such class of Preferred Stock in respect of dividends or assets (such stock being hereinafter in this Paragraph 5 referred to as "Senior Stock") or authorize or issue any stock ranking on a parity with such class of Preferred Stock (but not including any series or stock of Preferred Stock--$100 Par Value or Preferred Stock-- without par value) in respect of dividends or assets (such stock ranking on a parity with but excluding Preferred Stock--$100 Par Value and Preferred Stock-- without par value being hereinafter in this Paragraph 5 referred to as "Parity Stock"), except (i) the issue of Senior Stock or Parity Stock upon conversion of obligations or securities convertible into, or upon exercise of warrants, rights or options to purchase or subscribe to, Senior Stock or Parity Stock which has been authorized pursuant to (b) below, and (ii) the issue of any stock of any series of either class of Preferred Stock up to the number of shares of such class then authorized hereunder, which issuance may be done by the Board of Directors as provided in these Articles of Incorporation, without any vote by holders of shares of either class of Preferred Stock except as may be required by the provisions of clause (f) below;

          (b) Authorize or issue any obligation or security convertible into, or any warrants, rights or options to purchase or subscribe to, shares of Senior Stock or Parity Stock;

          (c) Reduce the amount of capital represented by the outstanding Preferred Stock of such class; or reduce below $11,101,124 the aggregate amount of capital represented by Common Stock, except in a case where any State or Federal regulatory body having jurisdiction shall have required or permitted the Corporation to reduce the book value of any of its assets and, in connection therewith, the amount of capital represented by Common Stock shall be reduced by an amount or amounts not exceeding in the aggregate the amount of such reduction in book value of assets; provided, however, that nothing herein shall require any such vote of the holders of either class of Preferred Stock if the reduction of capital shall be in connection with the retirement of shares of either class of Preferred Stock repurchased or redeemed in accordance with the provisions of this Article VI and shall not be in excess of the capital represented by the repurchased or redeemed shares; references to "capital" in this clause (c) being references to stated capital as defined by law; or

          (d) Alter, amend, or repeal the provisions relating to such class of Preferred Stock so as to affect adversely any of the preferences or other rights of such class of Preferred Stock.

   So long as any shares of any series of either class of Preferred Stock shall remain outstanding, the Corporation shall not:

          (e) Authorize or issue any obligation or security convertible into, or any warrants, rights or options to purchase or subscribe to shares of any series of Preferred Stock or authorize any shares of Preferred Stock in excess of such amount as shall have been permitted from time to time by the affirmative vote, at a meeting called for such purpose, of the holders of shares of each class of Preferred Stock then outstanding having a majority of the votes entitled to be cast, at which meeting the holders of shares of each such class of Preferred Stock then outstanding having one-third or more of the votes entitled to be cast shall not have voted against such permission; or

          (f) Issue any shares of Preferred Stock, including any shares which have been redeemed or repurchased and thereby restored to the status of authorized but unissued shares, within the number of shares permitted by action of the holders of Preferred Stock pursuant to clause (e) above (except upon conversion of obligations or securities convertible into, or upon exercise of warrants, rights or options to purchase or subscribe to, Preferred Stock), unless one of the two following conditions shall have been satisfied, namely, that:

              (i) The specific issue, sale or disposition proposed shall have been approved by the affirmative vote, at a meeting called for such purpose, of the holders of each class of Preferred Stock then outstanding having a majority of the votes entitled to be cast, at which meeting the holders of shares of each such class of Preferred Stock then outstanding having one-third or more of the votes entitled to be cast shall not have voted against such action; or

             (ii) For a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the issuance of such additional shares or the contracting for the issuance and sale thereof, (1) the net income of the Corporation available for dividends as determined in accordance with sound accounting practice is at least 2-1/2 times the annual dividend requirements on all Preferred Stock of all series in both classes, all Parity Stock and all Senior Stock to be outstanding immediately after the issuance of such additional shares; and (2) the balance of earnings of the Corporation available (after taxes and depreciation) for interest, amortization and dividends as determined in accordance with sound accounting practice is at least 1-1/2 times the aggregate of the annual interest requirements on its indebtedness to be outstanding immediately after the proposed issue of such additional shares and the annual dividend requirements on all Senior Stock, all Parity Stock and Preferred Stock of all series in both classes to be outstanding immediately after the
          proposed   issue  of  such  additional  shares.  Where   the
          Corporation shall have acquired any property during the period of the computation of such earnings or where the proceeds of the sale of the shares to be issued are proposed to be applied to the purchase of any property, the net income or losses from such property for the whole period of the computation shall be included or reflected therein.

   So long as any shares of any series of either class of Preferred Stock shall remain outstanding, the Corporation shall not, without the affirmative vote, at a meeting called for such purpose, of the holders of shares of each class of Preferred Stock then outstanding having a majority of the votes entitled to be cast (but, upon such vote and any requisite vote of the holders of the shares of the Common Stock then outstanding, may):

   (g) Merge or consolidate the Corporation with or into any other corporation, or sell substantially all of the assets of the
Corporation, unless such merger or consolidation or sale, or the issuance and assumption of all securities to be issued or assumed in connection with any such merger or consolidation or sale, shall have been ordered, approved, or permitted by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, or by any successor commission or other regulatory authority of the United States or of any State or governmental subdivision thereof having jurisdiction in the premises, after specific application or other formal presentation; but the provisions of this Clause (g) shall not apply to an acquisition by the Corporate or franchises or assets in any manner which does not involve a merger or consolidation.

   Notwithstanding anything elsewhere in this Article VI, if in connection with the accomplishment of any matter whatever provision is to be made for the redemption or retirement of all of Preferred Stock of any series of either class at the time outstanding, nothing in this
Article VI shall be construed to confer on the holders of Preferred Stock of such series any power or right to vote in respect of any such matter, and the holders of Preferred Stock of such series shall not have any power or right to vote in respect of any such matter except where, and to the extent that, a right to vote which cannot be waived by the terms hereof is conferred by the then existing laws of the State of Texas.

   6. Voting Rights. The holders of shares of Preferred Stock shall not possess voting power for any purpose other than those for which voting power is conferred by Paragraph 5 of this Article VI and by this Paragraph 6. In addition to the voting powers expressly conferred upon Preferred Stock by the provisions of Paragraph 5 of this Article VI and in addition to voting rights granted to Preferred Stock in statutory proceedings as to which their vote may be mandatorily required by the then existing laws of the State of Texas, in case at any time the Corporation shall fail to declare and pay or set aside for payment in full any quarterly dividend on any series of either class of Preferred Stock and shall not on or before the fourth succeeding quarterly dividend payment date declare and pay or set aside for payment in full said dividend in arrears and also all dividends which shall in the meantime have become due and payable on all of the outstanding Preferred Stock of both classes, such holders of all series of both classes of Preferred Stock shall thereupon have and continue to have the right, voting together as a combined class for such purpose by plurality vote, with each share of Preferred Stock--$100 Par Value having for purposes of the combined class votes provided for in this Paragraph 6 one vote per share and each share of Preferred Stock-- without par value having for such purpose the vote per share fixed for such share pursuant to Paragraph l(g) above, to elect the smallest number of Directors of the Corporation necessary to constitute a majority of the members of the Board of Directors, until all dividends accrued and payable on both classes of Preferred Stock shall have been fully paid; and, during the continuance of such right of the holders of all series of both classes of Preferred Stock to elect such majority of the Board of Directors, the holders of the Common Stock shall have the right, voting as a class, by plurality vote, to elect the remaining members of the Board of Directors. The terms of office of all persons who may be Directors of the Corporation at any time when such right to elect such majority of the Board of Directors shall accrue to the holders of both classes of Preferred Stock shall terminate upon the election of their successors; and such election may be held at a special meeting of all stockholders of the Corporation which shall be convened at any time after the accrual of such right upon notice similar to that provided in the Bylaws of the Corporation for calling the annual meeting of the stockholders, at the request in writing of the holders of record of at least 2% of the number of shares of both classes of Preferred Stock then outstanding. In default of the calling of said meeting by a proper officer of the Corporation within five days after the making of such request, such meeting may be called on like notice by any holder of record of either class of Preferred Stock, for which purpose any such holder of Preferred Stock shall have the right to have access to the stock books of the Corporation. If such special meeting be not called prior to the next annual meeting, the holders of both classes of Preferred Stock as one combined class for such purpose, and the holders of the Common Stock as a second class, shall, respectively, elect such majority and such minority of the members of the Board of Directors as aforesaid, at such annual meeting, unless previously thereto all such dividend defaults shall have been made good. At all meetings of stockholders held, for the purpose of electing Directors, during the period Preferred Stockholders shall have the right to elect a majority of the members of the Board of Directors, the holders of shares having a majority of the votes entitled to be cast by the then issued and outstanding Preferred Stock as a combined class and of the Common Stock as a class shall constitute a quorum of those classes, respectively, for the purposes of such meetings and lack of a quorum as to either of such classes at any such meeting shall not interfere with the holding of such meeting and the election of Directors by the class having a quorum present; provided that in such election the specific Directors to be succeeded shall be designated. Upon the termination at any time of such right of the holders of both classes of Preferred Stock to elect such majority of the Board of Directors, the term of office of all Directors elected by vote of the holders of both classes of Preferred Stock as a combined class (or elected to fill a vacancy which might have been so filled) shall end upon the election and qualification of their successors; and such election may be held at a special meeting of holders of Common Stock, convened on like notice at the request in writing of the holders of record of at least 2% of the total number of shares of Common Stock then outstanding, or, if such special meeting is not called prior to the next annual meeting, at such annual meeting. In default of the calling of said meeting by a proper officer of the Corporation within five days after the making of such request, such meeting may be called on like notice by any holder of record of the Common Stock of the Corporation, for which purpose any such holder of Common Stock shall have the right to have access to the stock books of the Corporation. Whenever, by reason of the resignation, death or removal of any Director or Directors or any increase in the number of Directors, at any time while the holders of Preferred Stock are entitled to elect such majority of the Board of Directors as aforesaid, the number of Directors in office who have been elected by either the holders of both classes of Preferred Stock as a combined class or the holders of the Common Stock as a class shall become less than the total number subject to election by such respective classes, the vacancy or vacancies so resulting may be filled by plurality vote of such respective classes of stockholders at a meeting thereof called for the purpose, or, pending such action, by the affirmative vote of a majority of the Directors at the time in office who were elected by the vote of such class of stockholders, although such Directors shall be less than a quorum of the Board of Directors, at a meeting called by any such Director in the manner provided in the Bylaws for the calling of special meetings of the Board of Directors. During the continuance of such voting rights, a Director elected by holders of both classes of Preferred Stock as a combined class or the Common Stock as a class (or elected to fill a vacancy which might have been so filled) shall be subject to removal by majority vote of both classes of Preferred Stock or of the Common Stock at the time outstanding, as appropriate, at a special meeting called for the purpose, but not otherwise. A special meeting of stockholders to fill a vacancy or to remove a Director as last above provided may be called at any time by the holder or holders of record of shares entitled to cast at least 5% of the votes of the class or combined classes of stock entitled to vote thereat or in such other manner as may be provided for in the Bylaws. The term of office of any officer of the Corporation shall terminate upon the election and qualification of his successor; and such election may be held at any meeting of the Board of Directors following any special meeting of stockholders held upon the accrual or termination of the voting rights of the holders of the Preferred Stock to elect such majority of the Board of Directors so that new Directors elected at any such meeting of stockholders shall be empowered to choose new officers of the Corporation or any thereof in their discretion.

                 DIFFERENT SERIES OF PREFERRED STOCK.

   7. $4.40 Dividend Preferred Stock -- $100 Par Value. 120,000 shares of the authorized stock classified as Preferred Stock--$100 Par Value as provided in Paragraph A of this Article VI shall constitute the first series of Preferred Stock--$100 Par Value and are designated as "$4.40 Dividend Preferred Stock--$100 Par Value"; the fixed dividend rate on the shares of such series is $4.40 per share per annum and such dividends are cumulative from the date of the initial issuance of any shares of such series, with the first dividend payable December 15, 1944 in respect of the period from the date of the initial issuance of any shares of such series to said December 15, 1944; the fixed redemption price on the shares of such series is $111 per share prior to October 1, 1949, $109.50 per share on October 1, 1949 and thereafter prior to October 1, 1954, and $108 per share on October 1, 1954 and thereafter; the fixed liquidation price on the shares of such series is $100 per share; and the fixed liquidation premium on the shares of such series is $11 per share prior to October 1, 1949, $9.50 per share on October 1, 1949 and thereafter prior to October 1, 1954, and $8 per share on October 1, 1954 and thereafter. The $4.40 Dividend Preferred Stock--$100 Par Value has no exchange or conversion rights.

   7a. $4.50 Dividend Preferred Stock -- $100 Par Value. 50,000 shares of the authorized stock classified as Preferred Stock--$100 Par Value as provided in Paragraph A of this Article VI shall constitute the second series of Preferred Stock--$100 Par Value and are designated as "$4.50 Dividend Preferred Stock--$100 Par Value"; the fixed dividend rate on the shares of such series is $4.50 per share per annum and such dividends are cumulative from the date of the original issuance of such series, with the first dividend payable in respect to the period from the date of the original issuance of such series to March 15, 1948; the fixed redemption price on the shares of such series is $105 per share; the fixed liquidation price on the shares of such series is $100 per share; and the fixed liquidation premium on the shares of such series is $5 per share. The $4.50 Dividend Preferred Stock--$100 Par Value has no exchange or conversion rights.

   7b. $4.40 Dividend Preferred Stock, 1949 Series -- $100 Par Value. 60,000 shares of the authorized stock classified as Preferred Stock-- $100 Par Value as provided in Paragraph A of this Article VI shall constitute the third series of Preferred Stock--$100 Par Value and are designated as "$4.40 Dividend Preferred Stock, 1949 Series--$100 Par Value"; the fixed dividend rate on the shares of such series is $4.40 per share per annum and such dividends are cumulative from September 15, 1949, with the first dividend payable December 15, 1949; the fixed redemption price on the shares of such series is $105 per share prior to September 15, 1954, $104 per share on September 15, 1954 and thereafter prior to September 15, 1959, and $103 per share on September 15, 1959 and thereafter; the fixed liquidation price on the shares of such series is $100 per share; and the fixed liquidation premium on the shares of such series is $5 per share prior to September 15, 1954, $4 per share on September 15, 1954 and thereafter prior to September 15, 1959, and $3 per share on September 15, 1959 and thereafter. The $4.40 Dividend Preferred Stock, 1949 Series--$100 Par Value has no exchange or conversion rights.

   7c. $4.20 Dividend Preferred Stock -- $100 Par Value. 70,000 shares of the authorized stock classified, as Preferred Stock--$100 Par Value as provided in Paragraph A of this Article VI shall constitute the fourth series of Preferred Stock--$100 Par Value and are designated as "$4.20 Dividend Preferred Stock--$100 Par Value"; the fixed dividend rate on the shares of such series is $4.20 per share per annum and such dividends are cumulative from September 15, 1950, with the first dividend payable December 15, 1950; the fixed redemption price on the shares of such series is $104.818 per share prior to October 1, 1955, $103.818 per share on October 1, 1955 and thereafter prior to October 1, 1960, and $102.818 per share on October 1, 1960 and thereafter; the fixed liquidation price on the shares of such series is $100 per share; and the fixed liquidation premium on the shares of such series is $4.818 per share prior to October 1, 1955, $3.818 per share on October 1, 1955 and thereafter prior to October 1, 1960, and $2.818 per share on October 1, 1960 and thereafter. The $4.20 Dividend Preferred Stock-- S100 Par Value has no exchange or conversion rights.

   7d. $4.44 Dividend Preferred Stock -- $100 Par Value. 50,000 shares of the authorized stock classified as Preferred Stock--$100 Par Value as provided in Paragraph A of this Article VI shall constitute the fifth series of Preferred Stock--$100 Par Value and are designated as "$4.44 Dividend Preferred Stock--$100 Par Value"; the fixed dividend rate on the shares of such series is $4.44 per share per annum and such dividends are cumulative from June 15, 1952, with the first dividend payable September 15, 1952; the fixed redemption price on the shares of such series is $105.75 per share prior to July 1, 1957, $104.75 per share on July 1, 1957, and thereafter prior to July 1, 1962, and $103.75 per share on July 1, 1962 and thereafter; the fixed liquidation price on the shares of such series is $100 per share; and the fixed liquidation premium on the shares of such series is $5.75 per share prior to July 1, 1957, $4.75 per share on July 1, 1957 and thereafter prior to July 1, 1962, and $3.75 per share on July 1, 1962 and thereafter. The $4.44 Dividend Preferred Stock--$100 Par Value has no exchange or conversion rights.

   7e. $5.00 Dividend Preferred Stock -- $100 Par Value. 75,000 shares of the authorized stock classified as Preferred Stock--$100 Par Value as provided in Paragraph A of this Article VI shall constitute the sixth series of Preferred Stock--$100 Par Value declared designated:
"$500 Dividend Preferred Stock--$100 Par Value"; the fixed dividend rate on the shares of such series is $5.00 per share per annum and such dividends are cumulative from December 15, 1957, with the first dividend payable March 15, 1958; the fixed redemption price on the shares of such series is $108.25 per share prior to February 1, 1963, $106.25 per share on February 1, 1963 and thereafter prior to February 1, 1968, and $104.25 per share on February 1, 1968 and thereafter; the fixed liquidation price on the shares of such series is $100 per share; and the fixed liquidation premium on the shares of such series is $8.25 per share prior to February 1, 1963, $6.25 per share on February 1, 1963 and thereafter prior to February 1, 1968, and $4.25 per share on February 1, 1968 and thereafter. The $5.00 Dividend Preferred Stock-- $100 Par Value has no exchange or conversion rights.

    7f. $5.08 Dividend Preferred Stock -- $100 Par Value. 100,000 shares of the authorized stock classified as Preferred Stock--$100 Par Value as provided in Paragraph A of this Article VI shall constitute the seventh series of Preferred Stock--$100 Par Value and are designated as "$5.08 Dividend Preferred Stock--$100 Par Value"; the fixed dividend rate on the shares of such series is $5.08 per share per annum and such dividends are cumulative from December 15, 1958, with the first dividend payable March 15, 1959; the fixed redemption price on the shares of such series is $108.63 per share if redeemed prior to January 1, 1964; $106.63 per share if redeemed on January 1, 1964 or thereafter and prior to January 1, 1969; $104.63 per share if redeemed on January 1, 1969 or thereafter. The fixed liquidation price for the shares of such series is $100 per share; and the fixed liquidation premium on the shares of such series is $8.63 per share prior to January 1, 1964, $6.63 per share on January 1, 1984 and thereafter prior to January 1, 1969, and $4.63 per share on January 1, 1969 and thereafter. The $5.08 Dividend Preferred Stock--$100 Par Value has no exchange or conversion rights.

   7g. $4.52 Dividend Preferred Sock -- $100 Par Value. 100,000 shares of authorized stock classified as Preferred Stock--$100 Par Value as provided in Paragraph A of Article VI of the Articles of Incorporation shall constitute the eighth series of Preferred Stock--$100 Par Value and are designated as "$4.52 Dividend Preferred Stock--$100 Par Value"; the fixed dividend rate on the shares of such series is $4.52 per share per annum and such dividends are cumulative from September 15, 1963, with the first dividend payable December 15, 1963; the fixed redemption price on the shares of such series is $106.57 per share if redeemed prior to October 1, 1968; $105.57 per share if redeemed on October 1, 1968 or thereafter and prior to October 1, 1973; $103.57 per share if redeemed on October 1, 1973 or thereafter. The fixed liquidation price for the shares of such series is $100 per share; and the fixed liquidation premium on the shares of such series is $6.57 per share prior to October 1, 1968, $5.57 per share on October 1, 1968 and thereafter prior to October 1, 1973, and S3.57 per share on October 1, 1973 and thereafter. The $4.52 Dividend Preferred Stock--$100 Par Value has no exchange or conversion rights.

   7h. $6.08 Dividend Preferred Stock -- $100 Par Value. 200,000 shares of authorized stock classified as Preferred Stock--$100 Par Value as provided in Paragraph A of Article VI of the Articles of Incorporation shall constitute the ninth series of Preferred Stock-- $100 Par Value and are designated as "$6.08 Dividend Preferred Stock-- $100 Par Value"; the fixed dividend rate on the shares of such series is $6.08 per share per annum and such dividends are cumulative from June 15, 1967, with the first dividend payable September 15, 1967; the fixed redemption price on the shares of such series is $107.42 per share if redeemed prior to July 1, 1972; $105.34 per share if redeemed on July 1, 1972 or thereafter and prior to July 1, 1977; $103.34 per share if redeemed on July 1, 1977 or thereafter. The fixed liquidation price for the shares of such series is $100 per share; and the fixed liquidation premium on the shares of such series is $7.42 per share prior to July 1, 1972, $5.34 per share on July 1, 1972 and thereafter prior to July 1, 1977, and $3.34 per share on July 1, 1977 and thereafter. The $6.08 Dividend Preferred Stock--$100 Par Value has no exchange or conversion rights.

   7i. $7.56 Dividend Preferred Stock -- $100 Par Value. 350,000 shares of authorized stock classified as Preferred Stock--$100 Par Value as provided in Paragraph A of Article VI of the Articles of Incorporation shall constitute the tenth series of Preferred Stock-- $100 Par Value and are designated as "$7.56 Dividend Preferred Stock-- $100 Par Value"; the fixed dividend rate on the shares of such series is $7.56 per share per annum and such dividends are cumulative from September 15, 1972, with the first dividend payable December 15, 1972; the fixed redemption price on the shares of such series is $108.36 per share if redeemed prior to September 1, 1977; $106.80 per share if redeemed on September 1, 1977 or thereafter and prior to September 1, 1982; $103.80 per share if redeemed on September 1, 1982 or thereafter and prior to September 1, 1987; and $101.80 per share if redeemed on September 1, 1987 or thereafter; provided, however, that unless all shares of Preferred Stock of each series then outstanding are redeemed or otherwise retired, no shares of the $7.56 Dividend Preferred Stock-- $100 Par Value shall be redeemed at the option of the Company prior to September 1, 1977, directly or indirectly out of the proceeds of or in anticipation of any refunding involving the incurring of indebtedness or the issuance of additional shares of Preferred Stock having an effective interest cost or dividend rate (calculated in accordance with generally accepted financial principles) of less than 7.50% per annum. The fixed liquidation price for the shares of such series is $100 per share; and the fixed liquidation premium on the shares of such series is $8.36 per share prior to September 1, 1977, $6.80 per share on September 1, 1977 and thereafter prior to September 1, 1982, $3.80 per share on September 1, 1982 and thereafter prior to September 1, 1987, and $1.80 per share on September 1, 1987 and thereafter. The $7.56 Dividend Preferred Stock--$100 Par Value has no exchange or conversion rights.

   7j. Adjustable Rate Cumulative Preferred Stock, Series A -- $100 Par Value. 300,000 shares of authorized stock classified as Preferred Stock--$100 par value as provided in Paragraph A of Article VI of the Restated Articles of Incorporation, as amended, shall constitute the eighteenth series of Preferred Stock--$100 par value and are designated as "Adjustable Rate Cumulative Preferred Stock, Series A--$100 par value"; the fixed dividend rate on the shares of such series for each dividend period shall be the rate determined in accordance with the provisions of these resolutions and such dividends are cumulative from March 15, 1983, (subject to the provision in Article VI E.2 regarding deemed payment prior to the date of issue) with the first and second dividends payable September 15, 1983 and December 15, 1983, at the rate per share (based on par value) of 11-1/2% per annum for the initial dividend period ending September 14, 1983 and second dividend period ending December 14, 1983, and at 0.65 of 1% above the Applicable Rate (as hereinafter defined) from time to time in effect for each subsequent dividend period; however, the dividend rate for any dividend period will in no event be less than 7% per annum or greater than 13% per annum.

   Except as provided below in this paragraph, the "Applicable Rate'' for any dividend period will be the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period. In the event the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for any dividend period, then the Applicable Rate for such dividend will be the higher of whichever of such rates can be so determined. In the event the Corporation determines in good faith that none of such rates can be determined for any dividend period, then the Applicable Rate in effect for the preceding dividend period will be continued for such dividend period.

   Except as provided below in this paragraph, the "Treasury Bill Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the March 15, June 15, September 15, or December 15, as the case may be, prior to the dividend period for which the dividend rate on the eighteenth series of Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U. S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S.
Treasury bills, then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation. In the event the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any dividend period as provided above in this paragraph, the Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during the related Calendar Period for each of the issues of marketable interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

   Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the March 15, June 15, September 15 or December 15, as the case may be, prior to the dividend period for which the dividend rate on the eighteenth series of Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any
Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon, the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

   Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the March 15, June 15, September 15 or December 15, as the case may be, prior to the dividend period for which the dividend rate on the eighteenth series of Preferred Stock is being determined. In the event the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Twenty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more then twenty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

   The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percentage point.

   The fixed dividend rate per share payable for each dividend period will be computed by dividing the dividend rate for such dividend period (determined in accordance with these resolutions) by four and applying such rate against the par value per share of the eighteenth series of Preferred Stock. The dividend payable for the initial dividend period or any period longer or shorter than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of 30-day months.

   The dividend rate with respect to each dividend period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent certified public accountants of recognized standing. The Corporation will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new dividend period to which it applies and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the eighteenth series of Preferred Stock.

   As used herein, the term "Calendar Period" means a period of fourteen calendar days the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Twenty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years).

   The fixed redemption price on the shares of the eighteenth series is $111.50 per share if redeemed prior to May 15, 1984; $109.80 per share if redeemed from May 15, 1984 through May 14, 1985; $108.10 per share  if redeemed from May 15, 1985 through May 14, 1986; $106.40  per share  if redeemed from May 15, 1986 through May 14, 1987; $104.70  per share if redeemed from May 15, 1987 through May 14, 1988; $103.00 per share if redeemed from May 15, 1988 through May 14, 1993; and $100.00 per share if redeemed on May 15, 1993, or thereafter; provided, however, that unless all shares of Preferred Stock of each series then outstanding are redeemed or otherwise retired, no shares of the eighteenth series of Preferred Stock shall be redeemed at the option of the Corporation prior to May 15, 1988, directly or indirectly out of the proceeds of or in anticipation of any refunding involving the incurring of indebtedness or the issuance of additional shares of Preferred Stock having an effective interest cost or dividend rate (calculated in accordance with generally accepted financial practice) of less than 11-1/2% per annum. The fixed redemption price on the shares of such series is $100 per share plus any accrued and unpaid dividends, if redeemed in satisfaction of the Corporation's Sinking Fund obligation or pursuant to optional redemption right provided below.

   Subject to the provision of Article VI of the Restate Articles of Incorporation, as amended, so long as any of this eighteenth series of Preferred Stock shall remain outstanding, on September 15, 1989, and on September 15 in each year thereafter, the Corporation shall redeem as a Sinking Fund obligation, 4% of the number of shares of such eighteenth series of Preferred Stock originally issued and, in addition, the Corporation may, at its option, redeem on each such September 15 additional shares of this eighteenth series of Preferred Stock in a number not exceeding such percentage, but the right to make such optional redemption shall not be cumulative and shall not be applied in reduction of any subsequent mandatory Sinking Fund redemption provided for above; provided that the Corporation shall not declare or pay or set apart for, or make or order any dividend or other distribution in respect of, or purchase or otherwise acquire for value any shares of, the Common Stock of the Corporation, or any class of stock as to which the Preferred Stock of the Corporation has priority as to payments of dividends, unless all redemptions required to be made in satisfaction of the Sinking Fund obligation provided above have been made. The
Corporation may elect to reduce its obligation in respect of the redemption of shares so required to be redeemed as a Sinking Fund obligation by making direct purchases in the open market or otherwise of shares of this eighteenth series of Preferred Stock (other than shares previously applied as a credit against the Sinking Fund obligation) and designating such shares to be applied as a credit, in whole or in part, in an amount equal to the aggregate par value of the shares so applied, against the aggregate par value of the shares required to be redeemed in such year pursuant to the Sinking Fund obligation.

   In all cases in which redemptions of less than all outstanding shares of this eighteenth series are to be made by the Corporation, the shares to be redeemed shall be selected by lot in accordance with such procedures as may be approved by the Board of Directors of this Corporation.

   The fixed liquidation price for the shares of such series is $100 per share; and the fixed liquidation premium per share on the shares of eighteenth series is the excess over $100 of the redemption price at the time in effect.

   The Adjustable Rate Cumulative Preferred Stock, Series A--$100 par value has no exchange or conversion rights.

   7k. Adjustable Rate Cumulative Preferred Stock, Series B -- $100 Par Value. 450,000 shares of authorized stock classified as Preferred Stock--$100 par value as provided in Paragraph A of Article VI of the Restated Articles of Incorporation, as amended, shall constitute the nineteenth series of Preferred Stock--$100 par value and are designated as "Adjustable Rate Cumulative Preferred Stock, Series B--$100 par value"; the fixed dividend rate on the shares of such series for each dividend period shall be the rate determined in accordance with the provisions of these resolutions and such dividends are cumulative from December 15, 1983, (subject to the provision in Article VI E.2 regarding deemed payment prior to the date of issue) with the first and second dividends payable March 15, 1984 and June 15, 1984, at the rate per share (based on par value) of 12.50% per annum for the initial dividend period ending March 14, 1984 and second dividend period ending June 14, 1984, and at the rate per share of .70 of 1% above the Applicable Rate per annum (as hereinafter defined) from time to time in effect for each subsequent dividend period; however, the dividend rate for any dividend period will in no event be less than 7.0% per annum or greater than 13.5% per annum.

   Except as provided below in this paragraph, the "Applicable Rate" for any dividend period will be the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period. In the event the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for any dividend period, then the Applicable Rate for such dividend will be the higher of whichever of such rates can be so determined. In the event the Corporation determines in good faith that none of such rates can be determined for any dividend period, then the Applicable Rate in effect for the preceding dividend period will be continued for such dividend period.

   Except as provided below in this paragraph, the "Treasury Bill Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the March 15, June 15, September 15, or December 15, as the case may be, prior to the dividend period for which the dividend rate on the nineteenth series of Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury Bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In .the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S.
Treasury bills, then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized U. S. Government securities dealers selected by the Corporation. In the event the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any dividend period as provided above in this paragraph, the Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during the related Calendar Period for each of the issues of marketable interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

   Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields for the one weekly per annum Ten Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the March 15, June 15, September 15 or December 15, as the case may be, prior to the dividend period for which the dividend rate on the nineteenth series of Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any
Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

   Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the March 15, June 15, September 15 or December 15, as the case may be, prior to the dividend period for which the dividend rate on the nineteenth series of Preferred Stock is being determined. In the event the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Twenty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more then twenty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

   The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percentage point.

   The fixed dividend rate per share payable for each dividend period will be computed by dividing the dividend rate for such dividend period (determined in accordance with these resolutions) by four and applying such rate against the par value per share of the nineteenth series of Preferred Stock. The dividend payable for the initial dividend period or any period longer or shorter than a full quarterly dividend period will be computed on the basis of a 360 day year consisting of 30-day months.

   The dividend rate with respect to each dividend period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent certified public accountants of recognized standing. The Corporation will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new dividend period to which it applies and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the nineteenth series of Preferred Stock.

   As used herein, the term "Calendar Period" means a period of fourteen calendar days the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Twenty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years).

   The fixed redemption price on the shares of the nineteenth series is $112.50 per share if redeemed prior to March 14, 1985; $110.60 per share if redeemed from March 15, 1985 through March 14, 1986; $108.70 per share if redeemed from March 15, 1986 through March 14, 1987; $106.80 per share if redeemed from March 15, 1987 through March 14, 1988; $104.90 per share if redeemed from March 15, 1988 through March 14, 1989; $103.00 per share if redeemed from March 15, 1989 through March 14, 1994; and $100.00) per share if redeemed on March 15, 1994, or thereafter; provided, however, that unless all shares of Preferred Stock of each series then outstanding are redeemed or otherwise retired, no shares of the nineteenth series of Preferred Stock shall be redeemed at the option of the Corporation prior to March 15, 1989, directly or indirectly out of the proceeds of or in anticipation of any refunding involving the incurring of indebtedness or the issuance of additional shares of Preferred Stock having an effective interest cost or dividend rate (calculated in accordance with generally accepted financial practice) of less than 12.50% per annum. The fixed redemption price on the shares of such series is $100 per share plus any accrued and unpaid dividends, if redeemed in satisfaction of the Corporation's Sinking Fund obligation or pursuant to optional redemption right provided below.

   Subject to the provisions of Article VI of the Restated Articles of Incorporation, as amended, so long as any of this nineteenth series of Preferred Stock shall remain outstanding, on March 15, 1990, and on March 15 in each year thereafter, the Corporation shall redeem as a Sinking Fund obligation, 5% of the number of shares of such nineteenth series of Preferred Stock originally issued and, in addition, the Corporation may, at its option, redeem on each such March 15 additional shares of this nineteenth series of Preferred Stock in a number not exceeding such percentage but the right to make such optional redemption shall not be cumulative and shall not be applied in reduction of any subsequent mandatory Sinking Fund redemption provided for above; provided that the Corporation shall not declare or pay or set apart for, or make or order any dividend or other distribution in respect of, or purchase or otherwise acquire for value any shares of, the Common Stock of the Corporation, or any class of stock as to which the Preferred Stock of the Corporation has priority as to payments of dividends, unless all redemptions required to be made in satisfaction of the Sinking Fund obligation provided above have been made. The
Corporation may elect to reduce its obligation in respect of the redemption of shares so required to be redeemed as a Sinking Fund obligation by making direct purchases in the open market or otherwise of shares of this nineteenth series of Preferred Stock (other than shares previously applied as a credit against the Sinking Fund obligation) and designating such shares to be applied as a credit, in whole or in part, in an amount equal to the aggregate par value of the shares so applied, against the aggregate par value of the shares required to be redeemed in such year pursuant to the Sinking Fund obligation.

   In all cases in which redemptions of less than all outstanding shares of this nineteenth series are to be made by the Corporation, the shares to be redeemed shall be selected by lot in accordance with such procedures as may be approved by the Board of Directors of this Corporation.

   The fixed liquidation price for the shares of such series is $100 per share; and the fixed liquidation premium per share on the shares of nineteenth series is the excess over $100 of the redemption price at the time in effect.

   The Adjustable Rate Cumulative Preferred Stock, Series B--$100 par value has no exchange or conversion rights.

                           PREFERENCE STOCK.

   8. Series and Limits of Variations Between Series of Preference Stock. Subject to the provisions of this Article VI setting forth the provisions of the established series of Preference Stock (which said provisions, however, shall not continue effective as to any shares which are redeemed or repurchased and restored to the status of authorized but unissued shares of such class), the Preference Stock may be issued in one series or divided into and issued in more than one series from time to time as herein provided. Series shall be established by the Board of Directors. Subject to the prior rights of holders of Preferred Stock as set forth in this Article VI or in any resolution of the Board of Directors providing for the issuance of any series of Preferred Stock, the authorized number of shares of any such series of Preference Stock, the designation of such series, the relative rights and preferences thereof and the terms and characteristics thereof (in those respects in which the shares of one series may vary from the shares of other series as herein provided) shall be fixed and determined at any time prior to the issuance thereof by resolution or resolutions of the Board of Directors of the Corporation. All shares of each series shall be alike in every particular. Preference Stock of all series shall be of equal rank and shall be identical in all respects, except in the following particulars:

   (a) The designation of such series, which may be by distinguishing number, letter or title;

   (b) The rate at which dividends are to accrue on the shares of such series, hereinafter referred to as the "fixed dividend rate";

   (c) The terms and conditions on which the shares of such series may be redeemed and the amount payable in respect of the shares of such series in case of the redemption thereof at the option of the Corporation, the amount so fixed being hereinafter referred to as the "fixed redemption price"', and the amount payable in respect of the shares of such series in case of the redemption thereof for any sinking fund for such series, which amounts in respect of any series may, but need not, vary according to the time or circumstances of such action;

   (d) The amount payable in respect of the shares of such series in case of liquidation, dissolution, or winding up of the Corporation, or reduction or decrease of its capital stock resulting in any distribution of its assets to its Common Stockholders, the amount so fixed being hereinafter referred to as the "fixed liquidation price", and the amount payable, if any, in addition to the fixed liquidation price for each series in case such liquidation, dissolution, winding up, reduction or decrease be voluntary, the amount so fixed being hereinafter referred to as the "fixed liquidation premium", which amounts in respect of any series may, but need not, vary according to the time or circumstances of such action;

   (e) Any requirement as to any sinking fund or purchase fund for, or the redemption, purchase or other retirement by the Corporation of, the shares of such series;

   (f) The right, if any, to convert the shares of such series into shares of any other series of Preference Stock or into shares of Common Stock of the Corporation and the rate or basis, time, manner, terms and conditions of conversion or the method by which the same shall be determined; and

   (g) The voting rights, if any, of the shares of such series; provided that the vote per share fixed for the shares of any series of such class on such issues as to which it is given voting rights by these Articles of Incorporation, by the resolution establishing such series or by law may not exceed one one-hundredth of a vote per dollar of consideration per share fixed by the Board of Directors for such shares upon original issuance of such series which shall constitute the stated capital value of such share.

   9. Dividends on the Preference Stock. Out of the assets of the Corporation available for dividends, subject to the prior rights of holders of Preferred Stock as set forth in this Article VI or in any resolution of the Board of Directors providing for the issuance of any series of Preferred Stock, the holders of each series of Preference Stock at the time outstanding shall be entitled to receive, if and when declared payable by the Board of Directors, dividends in lawful money of the United States of America at, but not exceeding, the fixed dividend rate for the particular series, payable quarterly on March 15, June 15, September 15 and December 15 in each year, before any dividends (other than a dividend payable in Common Stock of the Corporation) shall be paid upon or set apart for the Common Stock; and such dividends on each series of Preference Stock shall be cumulative, so that, if in any past dividend period or periods full dividends upon each series of outstanding Preference Stock at the fixed dividend rate or rates therefor shall not have been paid, the deficiency (without interest) shall be paid or declared and set apart for payment before any dividends shall be paid upon or set apart for the Common Stock. Dividends on all shares of Preference Stock of each series shall commence to accrue and be cumulative from the date of issue. Any dividends declared or paid on Preference Stock in an amount less than full cumulative dividends accrued or in arrears upon all Preference Stock outstanding shall, if more than one series be outstanding, be divided among the different series then outstanding in proportion to the aggregate amounts which would be distributable to Preference Stock of each series if full cumulative dividends were declared and paid thereon.

   10.  Preference  of  Preference Stock on Liquidation,  etc.  In  the
event of any liquidation, dissolution, or winding up of the Corporation, or reduction or decrease of its capital stock resulting in a distribution of assets to its Common Stockholders other than by way of dividends out of the net profit or out of the surplus of the Corporation, subject to the prior rights of holders of Preferred Stock as set forth in this Article VI or in any resolution of the Board of Directors providing for the issuance of any series of Preferred Stock, the holders of Preference Stock of each series then outstanding shall be entitled to receive, for each share thereof, the fixed liquidation price for such series, plus in case such liquidation, dissolution, winding up, reduction or decrease shall have been voluntary, the fixed liquidation premium for such series, if any, together in all cases with all dividends accrued or in arrears thereon, before any distribution of the assets shall be made to the holders of the Common Stock; but the holders of Preference Stock shall be entitled to no further participation  in  such  distribution. If upon  any  such  liquidation, dissolution, winding up, reduction or decrease, the assets distributable among the holders of Preference Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then the assets of the Corporation remaining after payment of the full preferential amounts then due to holders of Preferred Stock shall be distributed among the holders of each series of Preference Stock then outstanding, ratably in pro portion to the full preferential amounts to which they are respectively entitled. As used in this Article the expression "dividends accrued or in arrears" means, in respect of each share of Preference Stock of any series, that amount which shall be equal to simple interest upon the stated value at an annual rate equal to the percentage that the fixed dividend rate for such series is of the stated value, from the date from which cumulative dividends thereon commence to accrue to the date as of which the computation is to be made, less the aggregate amount (without interest thereon) of all dividends theretofore paid or declared and set aside for payment in respect thereof. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or the repurchase or redemption of Preferred Stock in accordance with the provisions of Paragraph 4 above, or the repurchase or redemption of Preference Stock in accordance with the provisions of Paragraph 11 below or the purchase of Common Stock in accordance with the provisions of Paragraph 14 below, whether or not the Preferred, Preference or Common Stock so redeemed or repurchased shall be retired, shall not be regarded as a "liquidation, dissolution, or winding up of the Corporation, or reduction or decrease of its capital stock resulting in a distribution of assets to its Common Stockholders other than by way of dividends out of the net profits or out of the surplus of the Corporation" within the meaning of this Paragraph 10.

    11. Redemption and Repurchase of Preference Stock. The Corporation may, at its option expressed by vote of its Board of Directors, at any time or from time to time, redeem the whole or any part of the Preference Stock or of any series thereof at the fixed redemption price for such series, together with the amount of any dividends accrued or in arrears thereon to the date of such redemption. Notice of any proposed redemption of any series of Preference Stock shall be given by publication at least once in a newspaper printed in the English language and customarily published on each business day and of general circulation in each of the City of Beaumont, State of Texas, and the Borough of Manhattan, City and State of New York, the publication in each such newspaper to be at least 30 days, and not more than 60 days, prior to the date fixed for such redemption. As a matter of courtesy, but not a matter of right, the Corporation may mail a copy of such notice to the holders of record of each series of Preference Stock to be redeemed, at their respective addresses then appearing on the books of the Corporation, to the extent that they may lawfully do so; but neither  failure  to mail such copy nor any defect therein  or  in  the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of each series of Preference Stock so to be redeemed. Any such redemption of any series of Preference Stock shall be in such amount, at such places and by such method, whether by lot or pro rata, as shall from time to time be determined by vote of its Board of Directors. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing funds sufficient for such redemption at or before the time and at the place specified for the payment thereof pursuant to said notice, all dividends on the shares called for redemption shall cease to accrue; and from and after the date so fixed, unless default be made as aforesaid, or from and after the date of the earlier deposit by the Corporation in trust, with a bank or trust company having an aggregate capital and surplus of at least $5,000,000 and doing business in the Borough of Manhattan, City and State of New York, or in the City of Boston, Commonwealth of Massachusetts, of funds sufficient for such redemption (a statement of the intention so to deposit having been included in said notice) all rights of the holders of the shares so called for redemption as stockholders of the Corporation, except only the right to receive, without interest, when due the redemption funds to which they are entitled, shall cease and determine. Any funds so deposited which shall remain unclaimed by the holders of such Preference Stock at the end of six (6) years after the redemption date, together with any interest thereon that shall have been allowed by the bank or trust company with which the deposit shall have been made, shall be paid by it to the Corporation to be held by the Corporation for such holders. The Corporation may also from time to time repurchase shares of its Preference Stock at not exceeding the price at which the same may be redeemed. Shares of Preference Stock redeemed or repurchased by the Corporation shall be restored to the status of authorized but unissued shares of Preference Stock and may from time to time be reissued as provided in Paragraph 8 of this Article VI.

    12. Restrictions on Certain Corporate Action. So long as any shares of any series of Preference Stock shall remain outstanding, the Corporation shall not, without the affirmative vote of the holders of shares of Preference Stock then outstanding having two-thirds of the votes entitled to be cast by such class, at a meeting of Preference Stockholders called for the purpose of approving such action (but upon such vote, and any requisite vote at a meeting of the holders of all classes of stock then outstanding having the privilege to vote to authorize the Board of Directors to take such action, may):

         (a) Create or authorize any additional class of stock (other than the Preferred Stock) ranking prior to the Preference Stock in respect to dividends or liquidation rights (other than stock issuable upon conversion of obligations or securities, or upon the exercise of warrants, rights or options to purchase, authorized pursuant to (b) below);

         (b) Create or authorize any obligation or security convertible into, or any warrants, rights or options to purchase or subscribe to, any stock referred to in (a) above ranking prior to the Preference Stock in respect to dividends or liquidation rights; or

         (c) Alter, amend or repeal the provisions hereof relative to the Preference Stock, or any series thereof, which would change the express terms and provisions of such stock in any manner prejudicial to the holders thereof, including any change in the provisions of Sections 12 and 13 of this Paragraph E of Article VI; provided, however, that if such prejudicial change appertains to outstanding shares of one or more, but not all, of such series, then for the purposes of this Section 12 such change shall be deemed to be authorized if holders of two-thirds of the shares prejudicially affected shall vote favorably with respect thereto.

    Notwithstanding anything elsewhere in this Article VI, if in connection with the accomplishment of any matter whatever, provision is to be made for the redemption or retirement of all of the Preference Stock of any series at the time outstanding, nothing in this Article VI shall be construed to confer on the holders of the Preference Stock of such series any power or right to vote in respect of any such matter except where, and to the extent that, a right to vote which cannot be waived by the terms hereof is conferred by the then existing laws of the State of Texas.

   13. Voting Rights. The holders of shares of Preference Stock shall not possess voting power for any purposes other than those for which voting power is conferred by Paragraph 12 of this Paragraph E of
Article VI, by this Paragraph 13 or on a series thereof by the resolution of the Board of Directors establishing such series. In addition to the voting powers so expressly conferred upon Preference Stock and in addition to voting rights granted to Preference Stock in statutory proceedings as to which their vote may be mandatorily required by the then existing laws of the State of Texas, in case at any time the Corporation shall fail to declare and pay or set aside for payment in full any quarterly dividend on any series of Preference Stock and shall not on or before the sixth succeeding quarterly dividend payment date declare and pay or set aside for payment in full said dividend in arrears and also all dividends which shall in the meantime have become due and payable on all of the outstanding Preference Stock, such holders of all series of Preference Stock shall thereupon have and continue to have, subject to the rights of the holders of Preferred Stock, the right, voting together as a class for such purpose by plurality vote, with each share of Preference Stock having for purposes of the class votes provided for in this Paragraph 13, the vote per share fixed for such share pursuant to Paragraph 8(g) above, to elect two Directors of the Corporation until all dividends accrued and payable on the Preference Stock shall have been fully paid; and, during the continuance of such right of the holders of all series of Preference Stock to elect such Directors, the holders of the Common Stock shall have, subject to the rights of the holders of Preferred Stock, the right, voting as a class, by plurality vote, to elect the remaining members of the Board of Directors which the holders of the
Preferred Stock and Preference Stock are not entitled to elect. The terms of office of all persons who may be Directors of the Corporation at any time when such right to elect such Directors shall accrue to the holders of Preference Stock shall terminate upon the election of their successors; and such election may be held at a special meeting of all stockholders of the Corporation which shall be convened at any time after the accrual of such right upon notice similar to that provided in the Bylaws of the Corporation for calling the annual meeting of the stockholders, at the request in writing of the holders of record of at least 2% of the number of shares of Preference Stock then outstanding. In default of the calling of said meeting by a proper officer of the Corporation within five days after the making of such request, such meeting may be called on like notice by any holder of record of Preference Stock, for which purpose any such holder of Preference Stock shall have the right to have access to the stock books of the Corporation. If such special meeting be not called prior to the next annual meeting, the holders of Preference Stock as one class for such purpose, and the holders of the Common Stock as a second class, subject to the rights of holders of Preferred Stock, shall elect members of the Board of Directors as aforesaid, at such annual meeting, unless previously thereto all such dividend defaults shall have been made good. At all meetings of stockholders held, for the purpose of electing Directors, during the period Preference Stockholders shall have the right to elect two members of the Board of Directors, the holders of shares having a majority of the votes entitled to be cast by the then issued and outstanding Preference Stock as a class and of the Common Stock as a class shall constitute a quorum of those classes, respectively, for the purposes of such meetings and lack of a quorum as to either of such classes at any such meeting shall not interfere with the holding of such meeting and the election of Directors by the class having a quorum present; provided that in such election the specific Directors to be succeeded shall be designated. Upon the termination at any time of such right of the holders of Preference Stock to elect two members of the Board of Directors, the term of office of all Directors elected by vote of the holders of Preference Stock as a class (or elected to fill a vacancy which might have been so filled) shall end upon the election and qualification of their successors; and such election may be held at a special meeting of holders of the Common Stock, convened on like notice at the request in writing of the holders of record of at least 2% of the total number of shares of the Common Stock then outstanding, or, if such special meeting is not called prior to the next annual meeting, at such annual meeting. In default of the calling of said meeting by a proper officer of the Corporation within five days after the making of such request, such meeting may be called on like notice by any holder of record of the Common Stock of the Corporation, for which purpose any such holder of the Common Stock Shall have the right to have access to the stock books of the Corporation. Whenever, by reason of the resignation, death or removal of any Director or Directors or any increase in the number of Directors, at any time while the holders of Preference Stock are entitled to elect two members of the Board of Directors as aforesaid, the number of Directors in office who have been elected by either the holders of the Preference Stock as a class or the holders of the Common Stock as a class shall become less than the total number subject to election by such respective classes, the vacancy or vacancies so resulting may be filled by plurality vote of such respective classes of stockholders at a meeting thereof called for the purpose, or pending such action, by the affirmative vote of a majority of the Directors at the time in office who were elected by the vote of such class of stockholders, although such Directors shall be less than a quorum of the Board of Directors, at a meeting called by any such Director in the manner provided in the Bylaws for the calling of special meetings of the Board of Directors. During the continuance of such voting rights, a Director elected by holders of the Preference Stock as a class or the Common Stock as a class (or elected to fill a vacancy which might have been so filled) shall be subject to removal by majority vote of the Preference Stock or of the Common Stock at the time outstanding as appropriate, at a special meeting called for the purpose, but not otherwise. A special meeting of stockholders to fill a vacancy or to remove a Director as last above provided may be called at any time by the holder or holders of record of shares entitled to cast at least 5% of the votes of the class of stock entitled to vote thereat or in such other manner as may be provided for in the Bylaws. The term of office of any officer of the Corporation shall terminate upon the election and qualification of his successor; and such election may be held at any meeting of the Board of Directors following any special meeting of stockholders held upon the accrual or termination of the voting rights of the holders of the Preference Stock to elect two members of the Board of Directors so that new Directors elected at any such special meeting of stockholders shall be empowered to choose new officers of the Corporation or any thereof in their discretion.

   On all matters as to which no voting power is conferred on the Preference Stock by this Article VI or by the resolution of the Board of Directors establishing such series as to which a vote of the Preference Stock is mandatorily required by the laws of the State of Texas, the authorization of such matter by the Preference Stock may be granted by the vote of the holders of shares of the Preference Stock then outstanding having a majority of the votes (as fixed pursuant to Paragraph 8(g) above) entitled to be cast by the Preference Stock.

                 DIFFERENT SERIES OF PREFERENCE STOCK.

   13a. $1.75 Dividend Preference Stock, without par value. 6,000,000 shares of authorized stock classified as Preference Stock, without par value, as provided in Paragraph A of Article VI of the Restated Articles of Incorporation shall constitute a series of Preference Stock, without par value, and are designated as "$1.75 Dividend Preference Stock, without par value"; the fixed dividend rate on the shares of such series is $1.75 per share per annum and such dividends are cumulative from the date of original issue with the first dividend payable September 15, 1993; such shares are subject to mandatory redemption in full on June 15, 2000 and the fixed redemption price on the shares of such series for such mandatory redemption, is $25.00 per share. No shares of the $1.75 Dividend Preference Stock, without par value, may be redeemed in whole or in part prior to the date for mandatory redemption.

   The fixed liquidation-price for the shares of such series is $25 per share.

   The $1.75 Dividend Preference Stock, without par value, has no exchange or conversion rights.

   The amount of consideration received by the Corporation for issuance of the $1.75 Dividend Preference Stock, without par value, that exceeds $25.00 per share, if any, shall be allocated to capital surplus, the balance to constitute stated capital. A vote of 25/100ths per share is hereby fixed for each share of $1.75 Dividend Preference Stock, without par value on such matters, and only such matters as to which the shares of such series are entitled to vote under the Restated Articles of Incorporation.

                           THE COMMON STOCK.

   14. Dividends on Common Stock. Dividends may be paid on the Common Stock to the exclusion of both classes of the Preferred Stock and the class of Preference Stock out of any assets of the Corporation available for dividends on the Common Stock; provided, however, that so long as any shares of either class of Preferred Stock or any shares of the class of Preference Stock shall be outstanding, the Corporation shall not declare or pay any dividend or make any distribution to the holders of the Common Stock (other than a dividend payable in Common Stock of the Corporation), or purchase or acquire or otherwise retire for a consideration (otherwise than from the proceeds of new financing from the issuance and sale of any shares of any class of stock of the Corporation ranking junior to both classes of Preferred Stock and the class of Preference Stock) any shares of its Common Stock (such a dividend, distribution, purchase, acquisition, or retirement being hereinafter referred to as "Common Stock Dividend"), if the aggregate amount of all Common Stock Dividends so paid, distributed and/or applied after May 31, 1958, would exceed in the aggregate either

        (a) the net income of the Corporation available for dividends on its Common Stock, or

        (b) 75% of the net income of the Corporation available for dividends on its Common Stock if, after giving effect thereto, the aggregate of the following: (1) Common Capital Stock Account, (2) Earned Surplus Account, and (3) Capital Surplus Account, is less than 25% of the aggregate of (a) the principal amount of then outstanding debt, (b) Preferred Capital Stock Account (excluding Premiums and Assessments on Capital Stock Accounts), (c)
     Preference Capital Stock Account (excluding Premiums and Assessments on Capital Stock Accounts), (d) Common Capital Stock Account, (e) Earned Surplus Account, and (f) Capital Surplus
     Account, as such Accounts were defined or prescribed by the Federal Power Act or Regulations thereunder in effect on June 30, 1944.

   Net income of the Corporation available for dividends on its Common Stock for the purpose of this Paragraph 14 Shall mean the aggregate of $28,262,987.53 and the sum of operating revenues and nonoperating income--net of the Corporation from May 31, 1958 to and including the second calendar month preceding the date (hereinafter referred to as the "Declaration Date") on which the Directors of the Corporation consider the declaration or making of a Common Stock Dividend, less:

        (1) All proper deductions for such period for operating expenses (including maintenance), depreciation (which shall not be less than 15% of the total operating revenues of the Corporation after deducting from such operating revenues the cost of purchased power of the Corporation, less the aggregate of all expenditures made by the Corporation for maintenance and repairs), taxes, interest charges, and other income deductions (including amounts charged against income for amortization of utility plant acquisition adjustments) and such other deductions, if any, as shall be determined in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises or in the absence thereof in accordance with recognized accounting practice applicable to companies engaged in a business similar to that of the Corporation; and

        (2) An amount equal to dividends accrued on all Preferred Stock of the Corporation from March 15, 1958 through the current quarterly dividend period during which the Declaration Date occurs; and

        (3) An amount equal to dividends accrued on all Preference Stock of the Corporation from June 15, 1980 through the current quarterly dividend period during which the Declaration Date occurs;

provided that in computing the amount of such net income available for dividends no adjustment or deduction shall be made for or on account of
(i) any profits realized or losses sustained in the sale of any investment securities, property or other capital assets, or taxes on or in respect of any such profits, (ii) any change in the book value of or any appreciation or depreciation in the value of any assets owned by the Corporation for any reason whatsoever (other than depreciation on the books or on the basis stated above, whichever is greater), or (iii) dividends aggregating $2,511,824.66 paid on Preferred and Common Stocks in June, 1958.

   15. Distribution of Assets to the Common Stock. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction or decrease of its capital stock resulting in a distribution of assets to its Common Stockholders other than by way of dividends out of the net profits or out of the surplus of the Corporation, after there shall have been paid to or set aside for the holders of both classes of Preferred Stock and the holders of the class of Preference Stock the full preferential amounts to which they are respectively entitled under the provisions of Paragraphs 3 and 10 of Section E of this Article VI, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Corporation to any other corporation and receive payment therefor wholly or partly in cash and/or in stock and/or in obligations of such corporation and may sell all or any part of the consideration received therefor and distribute the balance thereof in kind to the holders of the Common Stock.

   16. Voting Rights of the Common Stock. Subject to the voting rights expressly conferred upon (i) Preferred Stock by the provisions of Paragraphs 5 and 6 of this Article VI, (ii) Preference Stock by provisions of Paragraphs 12 and 13 of this Article VI, and (iii) Preferred Stock--without par value pursuant to Paragraph l(g) and Preference Stock pursuant to Paragraph 8(g), holders of the Common Stock shall exclusively possess voting power for the election of directors and for all other purposes. Such holders are prohibited from cumulative voting for the election of directors so that no holder of Common Stock shall be permitted to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

            PROVISIONS APPLICABLE TO ALL CLASSES OF STOCK.

   17. Reserves. The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interests of the Corporation; and, subject to the provisions hereof, said Board shall likewise have power to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared as dividends and paid to the stockholders of the Corporation.

   18. Pre-emptive Rights. No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the Corporation, or of any additional stock of any class to be issued by reason of any increase of the authorized capital stock of the Corporation or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation or carrying a right to subscribe to or acquire any such stock, but any such unissued or treasury stock or any such additional authorized issue of new stock or of securities convertible into stock or carrying a right to subscribe to or acquire any such stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporation or associations, and upon such terms as the Board of Directors may, in its discretion, determine, without offering to the stockholders then of record, or any class of stockholders, any thereof, on the same terms or on any terms.

   19. Votes Per Share, etc. Each holder of record of shares of any class of stock entitled to vote at any meeting of stockholders, or of holders of any class of stock or of one or more series thereof, shall, as to all matters in respect of which such stock has voting power, be entitled to one vote per share, or the vote otherwise fixed therefor pursuant to Paragraph l(g) or 8(g) above, for each of the shares of such stock standing in his name on the books of the Corporation at the time of the meeting, or if a record of the stockholders shall be taken for the purposes of such meeting, as of the time of the taking of such record; and may cast such vote in person or by written proxy. Except as herein otherwise expressly provided, or as may be mandatorily provided by the laws of Texas, a quorum of any class of stock or of one or more series thereof entitled to vote as a class at any meeting shall consist of shares of such class or such one or more series, as the case may be, entitled to cast a majority of the votes entitled to be cast by such class or series, and a plurality vote of such quorum shall govern.

                             ARTICLE VII.

   The Corporation may sell, lease or exchange all of its property and franchises upon the consent of, and for such consideration and upon such terms as may be approved by, two-thirds of the Board of Directors and the holders of a majority in number of the outstanding shares entitled to vote (or if the consent of and approval by a larger number of such shares shall at the time be required by the laws of the State of Texas or if other consent or approval shall at the time be required, notwithstanding the above agreement of the stockholders of the Corporation to the contrary, then upon such consent and approval so required), expressed in writing or by vote of the stockholders at any annual or special meeting called for that purpose in the manner provided by the Bylaws of the Corporation for such meetings of stockholders.

      Upon like vote, that is, the vote specified and defined in the next preceding paragraph of this Article VII, all, or substantially all, the property, franchises, rights and assets of the Corporation may be sold, conveyed, assigned and transferred as an entirety to a new company to be organized under the laws of the United States, the State of Texas or of any other State of the United States for the purpose of so taking over such property, franchises, rights and assets of the Corporation, with the same or a different authorized number of shares of stock, and with substantially the same preferences, voting powers, restrictions and qualifications thereof as may then attach to the classes and series of stock of the Corporation then outstanding so far as the same shall be consistent with such laws of the United States or of Texas or of such other State provided that the whole or any part of such stock or of any class thereof may be stock with a nominal or par value), the consideration for such sale and conveyance to be the assumption by such new company of all of the then outstanding liabilities of the Corporation and the issuance and delivery by the new company of shares of stock (any or all thereof either with or without nominal or par value) of such new company of the several classes and series into which the stock of the Corporation is then divided equal in number to the number of shares of stock of the Corporation of said several classes and series then outstanding. In the event of such sale each holder of stock of the Corporation agrees, so far as he may be so permitted by the laws of Texas, forthwith to surrender for cancellation his certificate or certificates for shares of stock of the Corporation, properly endorsed, and to receive and accept in exchange therefor, as his full and final distributive share of the proceeds of such sale and conveyance and of the assets of the Corporation, a number of shares of stock of the new company or the class and series corresponding to the class and series of the shares surrendered equal in number to the shares of stock of the Corporation so surrendered, and in such event no holder of any of the stock of the Corporation shall have any rights or interest in or against the Corporation except the right upon surrender of his certificates as aforesaid, properly endorsed, to receive from the Corporation certificates for such shares of said new company as herein provided. Such new company may have all or any of the powers of the Corporation, and the charter and bylaws of such new company may contain all or any of the provisions contained in the Articles of Incorporation and Bylaws of the Corporation.

   Upon the like vote, the Corporation shall have power, as the attorney and agent of the holders of all of its outstanding stock, to sell, assign and transfer all such stock to a new company organized under the laws of the United States, the State of Texas, or any other State, and to receive as the consideration therefor shares of stock of such new company of the several classes and series into which the stock of the Corporation is then divided equal in number to the number of shares of stock of the Corporation of said several classes and series then outstanding, such shares of said new company to have substantially the same preferences, voting powers, restrictions and qualifications thereof as may then attach to the classes and series of stock of the Corporation then outstanding so far as the same shall be consistent with such laws of the United States or of Texas, or of such other State, except that the whole or any part of such stock or any class thereof may be stock with or without par value.

   In order to make effective such a sale, assignment and transfer, the Corporation shall have the right to transfer all its outstanding stock on its books and to issue and deliver new certificates therefor in such names and amounts as such new company may direct, whether or not it receives for cancellation the certificates for such stock previously issued and then outstanding.

    Upon completion of such sale, assignment and transfer, the holders of the stock of the Corporation shall have no rights or interests in or against the Corporation, except the right, upon surrender of certificates for stock of the Corporation, properly endorsed, to receive from the Corporation certificates for shares of stock of such new company of the class and series substantially corresponding to the class and series of the surrendered shares equal in number to the number of shares of stock of the Corporation so surrendered.

                             ARTICLE VIII

    Upon the written consent or the votes of the holders of shares of stock then outstanding which are entitled to cast a majority of the votes entitled to be voted, notwithstanding any contrary provision which may at the time be contained in these Articles of Incorporation, except as otherwise expressly provided in, or by resolution pursuant to, Article VI in respect of Preferred Stock and in respect of Preference Stock, (1) any or every statute of the State of Texas hereafter enacted, whereby the rights, powers or privileges of the stockholders of corporations organized under the general laws of said State are increased, diminished, or in any way affected or whereby effect is given to the action taken by any part less than all of the stockholders of any such corporation, shall apply to the Corporation, and shall be binding not only upon the Corporation but upon every stockholder thereof to the same extent as if such statute had been in force at the date of the making and filing of the Articles of
Incorporation, and/or (2) amendments to said Articles of Incorporation, authorized by the then existing laws of Texas, may be made.

                              ARTICLE IX.

The Corporation shall indemnify Directors, officers, employees, agents, nominees and designees of the Corporation and purchase and maintain liability insurance for them as, and to the extent permitted or required by law and provided for by the Bylaws of the Corporation, general or specific action of the Board of Directors, or contract.

                              ARTICLE X.

   A Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except for:

   1. a breach of a Director's duty of loyalty to the Corporation or its shareholders;

   2. an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

   3. a transaction from which a Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office;

   4. an act or omission for which the liability of a Director is expressly provided for by statute; or

   5. an act related to an unlawful stock repurchase or payment of a dividend.

   This Article shall apply with respect to any act or omission occurring on or after August 31, 1987. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or repeal or modification.

   If the law of the State of Texas is amended hereafter to authorize the further elimination or limitation of the liability of Directors, then the liability of a Director of the Corporation shall automatically be eliminated or limited to the fullest extent authorized by the law of the State of Texas, as so amended.

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